Exhibit 25(b)


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM T-1

                           STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
               OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)____

                          _______________________

                      THE FIRST NATIONAL BANK OF CHICAGO
              (Exact name of trustee as specified in its charter)

A National Banking Association                        36-0899825
                                                      (I.R.S. employer
                                                      identification number)

One First National Plaza, Chicago, Illinois           60670-0126
(Address of principal executive offices)              (Zip Code)

                      The First National Bank of Chicago
                     One First National Plaza, Suite 0286
                        Chicago, Illinois   60670-0286
            Attn:  Lynn A. Goldstein, Law Department (312) 732-6919
           (Name, address and telephone number of agent for service)

                          _______________________

                          FEDERAL EXPRESS CORPORATION
              (Exact name of obligor as specified in its charter)

Delaware                                              71-0427007
(State or other jurisdiction of                       (I.R.S. employer
incorporation or organization)                        identification number)


2005 Corporate Avenue
Memphis, Tennessee                                      38132
(Address of principal executive offices)                (Zip Code)


                                Debt Securities
                        (Title of Indenture Securities)




Item 1. General Information. Furnish the following information as to the trustee:

            (a)   Name and address of each examining or
            supervising authority to which it is subject.

            Comptroller of Currency, Washington, D.C.,
            Federal Deposit Insurance Corporation,
            Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

            (b)   Whether it is authorized to exercise
            corporate trust powers.

            The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations With the Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

            No such affiliation exists with the trustee.


Item 16.    List of exhibits.   List below all exhibits filed as a
            part of this Statement of Eligibility.

            1. A copy of the articles of association of the
               trustee now in effect.*

            2. A copy of the certificates of authority of the
               trustee to commence business.*

            3. A copy of the authorization of the trustee to
               exercise corporate trust powers.*

            4. A copy of the existing by-laws of the trustee.*

            5. Not Applicable.

            6. The consent of the trustee required by
               Section 321(b) of the Act.

            7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

            8.  Not Applicable.

            9.  Not Applicable.


      Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 24th day of June, 1996.


              The First National Bank of Chicago,
              Trustee,

              By  /s/  JOHN R. PRENDIVILLE
                 ---------------------------------
                  John R. Prendiville
                  Vice President



      *Exhibits 1, 2, 3 and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 12 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 26 to the Registration Statement on Form S-3 of The CIT Group Holdings, Inc. filed with the Securities and Exchange Commission on February 16, 1993 (Registration No. 33-58418).


                                   EXHIBIT 6


                      THE CONSENT OF THE TRUSTEE REQUIRED
                         BY SECTION 321(b) OF THE ACT


                                                June 24, 1996




Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of an indenture between Federal Express Corporation and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                        Very truly yours,

                        The First National Bank of Chicago

                        By    /s/  JOHN R. PRENDIVILLE
                             ---------------------------------
                              John R. Prendiville
                              Vice President


                                   EXHIBIT 7

Legal Title of Bank:  The First National Bank         Call Date: 03/31/96
                       of Chicago                     ST-BK: 17-1630 FFIEC 031
Address:              One First National Plaza,       Page RC-1
                       Suite 0460
City, State  Zip:     Chicago, IL  60670-0460
FDIC Certificate No.: 0/3/6/1/8

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for March 31, 1996

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

Schedule RC--Balance Sheet


                                          Dollar Amounts             C400
                                             Thousands      RCFD   BIL MIL THOU    <-
                                          --------------    ----   --- --- ----   ----

ASSETS
1. Cash and balances due from depository
   institutions (from Schedule RC-A):
   a. Noninterest-bearing balances and
      currency and coin(1).............                     0081     3,047,140     1.a.
   b. Interest-bearing balances(2).....                     0071     8,488,390     1.b.

2. Securities
   a. Held-to-maturity securities
      (from Schedule RC-B, column A)...                     1754             0     2.a.
   b. Available-for-sale securities
      (from Schedule RC-B, column D).....                   1773       997,155     2.b.

3. Federal funds sold and securities
   purchased under agreements to
   resell in domestic offices of the
   bank and its Edge and Agreement
   subsidiaries, and in IBFs:
   a. Federal Funds sold................                     0276     3,384,301    3.a.
   b. Securities purchased under
      agreements to resell..............                     0277       685,531    3.b.

4. Loans and lease financing receivables:
   a. Loans and leases, net of unearned
      income (from Schedule RC-C).......     RCFD 2122
                                             16,884,488                            4.a.
   b. LESS: Allowance for loan and
      lease losses......................     RCFD 3123
                                             358,448                               4.b.
   c. LESS: Allocated transfer risk reserve  RCFD 3128
                                                     0                             4.c.
   d. Loans and leases, net of unearned
      income, allowance, and reserve
      (item 4.a minus 4.b and 4.c)                           2125    16,526,040    4.d.

5. Assets held in trading accounts......                     3545    10,974,841    5.

6. Premises and fixed assets (including
   capitalized leases)..................                     2145       592,581    6.

7. Other real estate owned (from
   Schedule RC-M).......................                     2150         9,952    7.

8. Investments in unconsolidated
   subsidiaries and associated
   companies (from Schedule RC-M).......                     2130        42,098    8.

9. Customers' liability to this bank on
   acceptances outstanding..............                     2155       564,435    9.

10.Intangible assets (from Schedule RC-M)                    2143        96,463   10.

11.Other assets (from Schedule RC-F)....                     2160     1,703,124   11.

12.Total assets (sum of items 1 through 11)                  2170    47,112,051   12.

- -----------------
(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held in trading accounts.




Legal Title of Bank:  The First National Bank         Call Date: 03/31/96
                       of Chicago                     ST-BK: 17-1630 FFIEC 031
Address:              One First National Plaza,       Page RC-2
                       Suite 0460
City, State  Zip:     Chicago, IL  60670-0460
FDIC Certificate No.: 0/3/6/1/8

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for March 31, 1996

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

Schedule RC--Balance Sheet


                                          Dollar Amounts             C400
                                             Thousands      RCFD   BIL MIL THOU    <-
                                          --------------    ----   --- --- ----   ----


LIABILITIES
13. Deposits:
    a. In domestic offices (sum of
       totals of columns A and C
       from Schedule RC-E, part 1)         RCON 2200               14,251,874     13.a.
      (1) Noninterest-bearing(1).......    RCON 6631                5,707,786     13.a.(1)
      (2) Interest-bearing.............    RCON 6636                8,544,088     13.a.(2)
     b. In foreign offices, Edge and
        Agreement subsidiaries, and
        IBFs (from Schedule RC-E,
        part II).......................    RCFN 2200               12,839,836     13.b.
        (1) Noninterest bearing........    RCFN 6631                  196,311     13.b.(1)
        (2) Interest-bearing...........    RCFN 6636               12,643,525     13.b.(2)

14. Federal funds purchased and securities
    sold under agreements to repurchase in
    domestic offices of the bank and of
    its Edge and Agreement subsidiaries,
    and in IBFs:
    a. Federal funds purchased..........   RCFD 0278               2,692,008      14.a.
    b. Securities sold under agreements
       to repurchase....................   RCFD 0279               1,165,032      14.b.

15. a. Demand notes issued to the
       U.S. Treasury....................   RCON 2840                    77,000    15.a.
    b. Trading Liabilities..............   RCFD 3548                 7,103,300    15.b.

16. Other borrowed money:
    a. With original maturity of one
       year or less.....................   RCFD 2332                 2,223,560    16.a.
    b. With original  maturity of more
       than one year....................   RCFD 2333                   144,665    16.b.

17. Mortgage indebtedness and obligations
    under capitalized leases............   RCFD 2910                   283,041    17.

18. Bank's liability on acceptance
    executed and outstanding............   RCFD 2920                   564,435    18.

19. Subordinated notes and debentures...   RCFD 3200                 1,275,000    19.

20. Other liabilities (from Schedule RC-G) RCFD 2930                 1,411,087    20.

21. Total liabilities (sum of items 13
    through 20).........................   RCFD 2948                44,030,838    21.

22. Limited-Life preferred stock and
    related surplus.....................   RCFD 3282                         0    22.

EQUITY CAPITAL
23. Perpetual preferred stock and
    related surplus.....................   RCFD 3838                         0    23.

24. Common stock........................   RCFD 3230                   200,858    24.

25. Surplus (exclude all surplus related
    to preferred stock).................   RCFD 3839                 2,320,326    25.

26. a. Undivided profits and capital
       reserves.........................   RCFD 3632                   559,707    26.a.
    b. Net unrealized holding gains
       (losses) on available-for-sale
       securities.......................   RCFD 8434                       730    26.b.

27. Cumulative foreign currency
    translation adjustments.............   RCFD 3284                      (408)   27.

28. Total equity capital (sum of items
    23 through 27)......................   RCFD 3210                  3,081,213   28.

29. Total liabilities, limited-life
    preferred stock, and equity capital
    (sum of items 21, 22, and 28).......   RCFD 3300                 47,112,051   29.

Memorandum
To be reported only with the March Report of Condition.

1. Indicate in the box at the right the number
   of the statement below that best describes
   the most comprehensive level of auditing                  Number
   work performed for the bank by independent             -------------
   external auditors as of any date during 1993........  | RCFD 6724 2|   M.1.
                                                          -------------
1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4. = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

5 = Review of the bank's financial statements by external auditors

6 = Compilation of the bank's financial statements by external mauditors

7 =Other audit procedures (excluding tax preparation work)

8 =No external audit work

- ------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.